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EXHIBIT 23

Analysis, Research & Planning Corporation's Consent

Union Carbide Corporation:

Analysis, Research & Planning Corporation ("ARPC") hereby consents to the use of ARPC's name and the reference to ARPC's reports dated January 9, 2003, January 26, 2004 and January 26, 2005 appearing in this Annual Report on Form 10-K of Union Carbide Corporation for the year ended December 31, 2004.

/s/ B. THOMAS FLORENCE
B. Thomas Florence President Analysis, Research & Planning Corporation February 15, 2005

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Analysis, Research & Planning Corporation's Consent